Morgan Stanley Institutional Fund Trust - Core Plus Fixed
Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased: Altria Group Inc.  5.375% due
1/31/2044
Purchase/Trade Date:	  10/28/2013
Offering Price of Shares: $99.574
Total Amount of Offering: $1,800,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.14
Brokers:  Goldman, Sachs & Co., Morgan Stanley, RBC,
Scotiabank, Barclays, Citigroup, Credit Suisse, Deutsche
Bank Securities, JP Morgan, Banca IMI, CastleOak
Securities, L.P., HSBC, Loop Capital Markets, Santander,
Wells Fargo Securities
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Thermo Fisher Scientific Inc.
4.150% due 2/1/2024
Purchase/Trade Date:	  12/4/2013
Offering Price of Shares: $99.730
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $220,000
Percentage of Offering Purchased by Fund: 0.022
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, JP Morgan, RBS, BofA Merrill Lynch,
Citigroup, Credit Suisse, HSBC, Morgan Stanley, Banca
IMI, BNP Paribas, BNY Mellon Capital Markets, LLC,
Goldman, Sachs & Co., ING, KeyBanc Capital Markets,
Mitsubishi UFJ Securities, Mizuho Securities, Scotiabank,
SMBC Nikko, US Bancorp
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Royal Bank of Scotland Group PLC
PFD 6.000% due 12/19/2023
Purchase/Trade Date:	  12/16/2013
Offering Price of Shares: $99.098
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: 0.013
Percentage of Fund's Total Assets: 0.13
Brokers:  RBS, Credit Suisse, JP Morgan, Morgan Stanley,
BMO Capital Markets, BNY Mellon Capital Markets, LLC,
Capital One Securities, CIBC, Citigroup, Danske Markets
Inc., Mischler Financial Group, Inc., RBC Capital Markets,
TD Securities, Wells Fargo Securities
Purchased from: Royal Bank of Scotland
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Banco Santander Mexico SA
5.950% due 1/30/2024
Purchase/Trade Date:	  12/18/2013
Offering Price of Shares: $99.235
Total Amount of Offering: $1,300,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.015
Percentage of Fund's Total Assets: 0.11
Brokers:  Deutsche Bank Securities, Morgan Stanley,
Santander
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Chrysler Group LLC 8.000% due
6/15/2019
Purchase/Trade Date:	  2/4/2014
Offering Price of Shares: $108.250
Total Amount of Offering: $1,375,000,000
Amount Purchased by Fund: $375,000
Percentage of Offering Purchased by Fund: 0.027
Percentage of Fund's Total Assets: 0.21
Brokers:  BofA Merrill Lynch, JP Morgan, Barclays,
Citigroup, Goldman, Sachs & Co., Morgan Stanley, UBS
Investment Bank, Banca IMI, BB Securities, Credit Suisse,
Deutsche Bank Securities, RBC Capital Markets, RBS,
Societe Generale, Drexel Hamilton, Lebenthal Capital
Markets, Loop Capital Markets, Ramirez & Co., Inc., The
Williams Capital Group, L.P.
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Novartis Capital Corp. 3.400% due
5/6/2024
Purchase/Trade Date:	  2/18/2014
Offering Price of Shares: $99.287
Total Amount of Offering: $2,150,000,000
Amount Purchased by Fund: $570,000
Percentage of Offering Purchased by Fund: 0.027
Percentage of Fund's Total Assets: 0.30
Brokers:  BofA Merrill Lynch, Goldman, Sachs & Co.,
Barclays, Citigroup, Credit Suisse, Deutsche Bank
Securities, JP Morgan, BNP Paribas, HSBC, Morgan
Stanley, RBS, UBS Investment Bank
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Medtronic Inc. 3.625% due
3/15/2024
Purchase/Trade Date:	  2/20/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $370,000
Percentage of Offering Purchased by Fund: 0.044
Percentage of Fund's Total Assets: 0.19
Brokers:  Barclays, BofA Merrill Lynch, Goldman, Sachs
& Co., RBS, Morgan Stanley, UBS Investment Bank,
Mizuho Securities, US Bancorp, Wells Fargo Securities
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Cisco Systems Inc. 2.900% due
3/4/2021
Purchase/Trade Date:	  2/24/2014
Offering Price of Shares: $99.818
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $55,000
Percentage of Offering Purchased by Fund: 0.011
Percentage of Fund's Total Assets: 0.03
Brokers:  BofA Merrill Lynch, Barclays, Deutsche Bank,
JP Morgan, Citigroup, HSBC, Wells Fargo Securities,
BB&T Capital Markets, BNP Paribas, Credit Suisse,
Goldman, Sachs & Co., Morgan Stanley, RBS
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Gilead Securities Inc. 3.700% due
4/1/2024
Purchase/Trade Date:	  3/4/2014
Offering Price of Shares: $99.839
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $580,000
Percentage of Offering Purchased by Fund: 0.033
Percentage of Fund's Total Assets: 0.30
Brokers:  BofA Merrill Lynch, JP Morgan, Goldman, Sachs
& Co., Wells Fargo Securities, Barclays, HSBC, Mitsubishi
UFJ Securities, Mizuho Securities, RBC Capital Markets,
SMBC Nikko, US Bancorp, Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Omega Healthcare Investors Inc.
4.950% due 4/1/2024
Purchase/Trade Date:	  3/6/2014
Offering Price of Shares: $98.580
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.056
Percentage of Fund's Total Assets: 0.12
Brokers:  JP Morgan, BofA Merrill Lynch, Credit Agricole
CIB, Morgan Stanley, RBC Capital Markets, RBS,
SunTrust Robinson Humphrey, BB&T Capital Markets,
SMBC Nikko, Stifel, UBS Investment Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Enlink Midstream Partners LP
2.700% due 4/1/2019
Purchase/Trade Date:	  3/12/2014
Offering Price of Shares: $99.850
Total Amount of Offering: $400,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: 0.100
Percentage of Fund's Total Assets: 0.21
Brokers:  BofA Merrill Lynch, RBC Capital Markets,
Citigroup, BBVA, BMO Capital Markets, Comerica
Securities, JP Morgan, Mitsubishi UFJ Securities, RBS, US
Bancorp, Wells Fargo Securities, Barclays, Morgan
Stanley, Credit Suisse, Deutsche Bank Securities,
Goldman, Sachs & Co., UBS Investment Bank, PNC
Capital Markets LLC, Credit Agricole CIB, Regions
Securities LLC, Fifth Third Securities, Scotiabank,
Huntington Investment Company, SMBC Nikko, Raymond
James, SunTrust Robinson Humphrey
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 United Rentals (North America) Inc.
5.750% due 11/15/2024
Purchase/Trade Date:	  3/12/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $850,000,000
Amount Purchased by Fund: $370,000
Percentage of Offering Purchased by Fund: 0.044
Percentage of Fund's Total Assets: 0.19
Brokers:  Morgan Stanley, BofA Merrill Lynch, Wells
Fargo Securities, Citigroup, Barclays, Credit Suisse, Deutsche Bank Securities, Scotiabank, HSBC, Mitsubishi
UFJ Securities, JP Morgan
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 CEVA Group PLC 7.000% due
3/1/2021
Purchase/Trade Date: 3/13/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $110,000
Percentage of Offering Purchased by Fund: 0.037
Percentage of Fund's Total Assets: 0.06
Brokers:  Credit Suisse, Deutsche Bank Securities,
Goldman, Sachs & Co., Morgan Stanley, UBS Investment
Bank, Apollo Global Securities
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 United Airlines Inc. 4.000% due
10/11/2027
Purchase/Trade Date:	 3/24/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $736,647,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: 0.037
Percentage of Fund's Total Assets: 0.14
Brokers:  Morgan Stanley, Credit Suisse, Deutsche Bank
Securities, Citigroup, Barclays, Goldman, Sachs & Co.,
Credit Agricole Securities
Purchased from: Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.
Morgan Stanley Income Securities Inc.
Item 77O- Transactions effected pursuant to Rule 10f-3